Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-235286) pertaining to the Equity Incentive Plan of Wanda Sports Group Company Limited of our report dated May 22, 2020, with respect to the consolidated financial statements of Wanda Sports Group Company Limited included in this Annual Report (Form 20-F) for the year ended December 31, 2019.

/s/ Ernst & Young Hua Ming LLP

Beijing, the People’s Republic of China

May 22, 2020